UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SAVE THE WORLD AIR, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAVE THE WORLD AIR, INC.

735 State Street, Suite 500

Santa Barbara, California 93101

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 19, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Save the World Air, Inc. (the “Company” or “our”), which will be held at The Ritz-Carlton, Kapalua, One Ritz-Carlton Drive, Kapalua, Hawaii 96761, at 10:00 a.m. (Hawaii time) on Friday, June 19, 2015, for the purposes of considering and voting upon:

1. A proposal to elect six (6) directors to our Board of Directors (the “Board”); and

2. A proposal to ratify the appointment of Weinberg & Co., P.A., as our independent auditor for the fiscal year ending December 31, 2015.

These matters are described more fully in the proxy statement accompanying this notice.

Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2015 Annual Meeting.

The Board has fixed the close of business on April 20, 2015, as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2015 Annual Meeting. A list of stockholders entitled to vote at the 2015 Annual Meeting will be available at the 2015 Annual Meeting and at the offices of the Company.

Representation of at least a majority in voting interest of our common stock either in person or by proxy is required to constitute a quorum for purposes of voting at the 2015 Annual Meeting. Accordingly, it is important that your shares be represented at the 2015 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2015 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2015 Annual Meeting.

Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

/s/ Greggory M. Bigger
Greggory M. Bigger
Chief Executive Officer

May 8, 2015

Santa Barbara, California

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies.

PROXY STATEMENT FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

OF

SAVE THE WORLD AIR, INC.

To Be Held on June 19, 2015

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Save The World Air, Inc. (the “Company”), which will be held at 10:00 a.m. (Hawaii time) on Friday, June 19, 2015, at The Ritz-Carlton, Kapalua, One Ritz-Carlton Drive, Kapalua, Hawaii 96761, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of the 2015 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about May 8, 2015. Our Annual Report for the year ended December 31, 2014, on Form 10-K (the “10-K”), is being mailed to stockholders concurrently with this proxy statement. This Proxy Statement and our Annual Report to Stockholders are also available at www.stwa.com and at www.sec.gov. Our Annual Report to Stockholders on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING RIGHTS AND SOLICITATION

The close of business on April 20, 2015, is the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2015 Annual Meeting. As of the Record Date, we had 181,338,244 shares of common stock, par value $.001 per share issued and outstanding, and only those shares are entitled to vote on each of the proposals to be voted upon at the 2015 Annual Meeting. Holders of the common stock of record entitled to vote at the 2015 Annual Meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon.

All votes will be tabulated by the inspector of elections appointed for the 2015 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The holders of a majority in voting interest of the common stock outstanding and entitled to vote at the 2015 Annual Meeting shall constitute a quorum for the transaction of business at the 2015 Annual Meeting. The voting interest of shares of the common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2015 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be counted as a vote cast on such matter.

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposal 1 is governed by Nevada law and is a plurality of the votes cast by the holders of shares entitled to vote (i.e., nominees receiving the highest number of votes will be elected to the Board), provided a quorum is present. As a result, in accordance with Nevada law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

In voting with regard to the proposal to ratify the appointment of our independent auditor (Proposal 2), stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Nevada law, and the minimum vote required is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Nevada law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal.

Under the rules of The New York Stock Exchange (the “NYSE”) that govern most domestic stock brokerage firms, member brokerage firms that hold shares in “street name” for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. Such broker non-votes will not be considered as votes cast in determining the outcome of any proposal.

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Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the 2015 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR each of Proposal 1 and Proposal 2. Management does not know of any matters to be presented at the 2015 Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the 2015 Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2015 Annual Meeting by giving written notice to our Secretary, and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2015 Annual Meeting and voting in person; provided, however, that under the rules of the NYSE, any beneficial owner whose shares are held in “street name” by a member brokerage firm may revoke his, her or its proxy and vote his, her or its shares in person at the 2015 Annual Meeting only in accordance with the applicable rules and procedures of the NYSE.

The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone or by e-mail, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Board of Directors

Our bylaws provide that the Board shall consist of between one and eight directors, as determined by the Board from time to time. The Board currently consists of six (6) members. The Board has fixed the size of the Board to be elected at the 2015 Annual Meeting at six (6) members. Our directors are elected by our stockholders at each annual meeting of stockholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our current directors, the nominees for directors or our executive officers.

The proxy holders named on the proxy card intend to vote all proxies received by them in the accompanying form for the election of the nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board. The nominees are currently members of the Board. If elected, each nominee will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified.

In the event that a nominee is unable or declines to serve as a director at the time of the 2015 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, or the size of the Board may be reduced. In the event that additional persons are nominated for election as directors, the proxy holder may vote all proxies received by him for such nominees. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. The Board may at an appropriate later date increase or decrease the size of the Board.

Nominees for Election as Directors

The following is certain information as of May 8, 2015, regarding the nominees for election as directors:

Name	Age	Position	Director Since

Greggory M. Bigger	47	Chairman, Chief Executive Officer, Chief Financial Officer	2013

Charles R. Blum(1) (2)(3)	77	Director	2007

Nathan Shelton(1)(2)(3)	66	Director	2007

Mark Stubbs(1)(2)	45	Director	2013

Don Dickson	60	Director	2013

Thomas A. Bundros	58	Director	2015

_______________

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating and Corporate Governance Committee

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Biographical Information Regarding Directors

Greggory M. Bigger was appointed Chief Financial Officer of the Company on February 1, 2012, and appointed President of the Company on September 6, 2012. He was appointed Chief Executive Officer and Chairman of the Company in November 2013. Prior to joining the Company, Mr. Bigger was a Founder of and Partner with Rocfin Advisors, a strategic management consulting company providing strategic advice and direction to a variety of clients including banks and wealth managers, corporations, municipalities and startups in critical areas such as business and strategic plan development, operational efficiency design and management support, financial modeling and analysis. Prior to Rocfin Advisors, Mr. Bigger was the Founder and a member of the Board of Directors of the Bank of Santa Barbara. Mr. Bigger orchestrated the launch of the bank, raised the necessary capital, recruited and organized the Board of Directors, executive team and staff, assisted in developing the banks credit policies, and was responsible for execution of the banks’ business strategy, growth and success in the region. The bank was sold to a private investment group in 2009. Earlier in his career, Mr. Bigger held a variety of key management and leadership positions with, among others, U.S. Trust as a vice-president in the Private Client Group, and First Republic Bank as a vice-president and manager in the Private Banking Group. Mr. Bigger has served on numerous non-profit boards including the Breast Cancer Resource Center, The Wildlife Care Network and Speaking of Stories; in addition, Mr. Bigger has served on the board of the Bank of Santa Barbara and as special advisor to Be Green Packaging LLC. Mr. Bigger served in the United States Marine Corps in Special Operations.

Charles R. Blum was appointed on July 25, 2007, to the Board of directors and engaged at that time as the President and Chief Executive Officer of the Company. On January 30, 2009, Mr. Blum resigned his position as Chief Executive Officer of the Company and on September 6, 2012, resigned as President of the Company. Previously, Mr. Blum spent 22 years as the President/CEO of the Specialty Equipment Market Association (SEMA). SEMA is a trade group representing 6500 business members who are actively engaged in the manufacture and distribution of automotive parts and accessories. SEMA produces the world’s largest automotive aftermarket trade show which is held annually in Las Vegas, Nevada. Mr. Blum led the association as its members grew from a handful of small entrepreneurial companies into an industry membership that sells over 31 billion dollars of product at the retail level annually. Mr. Blum has a proven record of accomplishment as a senior executive and brings a broad knowledge of business and administration to the Company. Mr. Blum attended Rutgers University.

Nathan Shelton has served as one of our directors since February 12, 2007. Mr. Shelton has a long and distinguished career with a number of diverse successful companies primarily related to the automotive industry, holding prominent positions. In 1987 he joined K&N Engineering as President and part owner and built the company into an industry leader. In 2002 he sold his interest in K&N Engineering and founded S&S Marketing, which is engaged in the automotive aftermarket parts rep business, which he currently operates. Mr. Shelton is the recipient of numerous industry related prestigious awards, and, in 1992, Specialty Equipment Market Association (SEMA) invited him to join its board of directors, which included serving in capacity as its Chairman from 2002 to 2004. He was re-installed as Chairman of SEMA in 2012, and continues to hold that position. Mr. Shelton served honorably in the United States Seabees from 1968 to 1972. He attended Chaffey Junior College.

Mark Stubbs currently serves as Chief Financial Officer for London Stock Exchange listed BBA Aviation's Aftermarket Services Division, a leading global aviation services and aftermarket support provider. Prior to joining BBA in 2012, Mr. Stubbs served as Chief Financial Officer and Interim Chief Executive Officer for CallWave, Inc., which was then a NASDAQ-listed company and a global provider of enhanced telecommunications software and services. From 2005 to 2006, Mr. Stubbs was Chief Financial Officer of Sound ID, a privately held consumer electronics company. Prior to Sound ID, Mr. Stubbs held a number of executive positions including Vice President Global Supply Chain and Vice President and Managing Director EMEA (Europe, Middle East and Africa) at Somera, Inc., which at the time was a NASDAQ-listed company and a leading global provider of telecommunications infrastructure and services. Previously, Mr. Stubbs held a number of financial management positions at Kinko's Inc., which has since been acquired by NYSE-listed FedEx. Mr. Stubbs earned a BA in Finance and MBA from Cal Poly San Luis Obispo and is a Certified Public Account (CPA).

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Don Dickson has re-joined Kinder Morgan, Inc. in Houston Texas, where he serves as a project manager for Kinder Morgan, Inc.’s Cortez pipeline. Prior to this position, Mr. Dickson served, from March 2013 through July 2014, as Chief Executive Officer for Advanced Pipeline Services (APS). APS was established for the purpose of providing a full range of services to the oil and gas industry, including construction of pipeline and facilities, horizontal directional drilling, painting /coating and pipeline integrity/rehabilitation.  Prior to APS, Mr. Dickson worked for Kinder Morgan, Inc. for 26 years.  During his time at Kinder Morgan, Inc., he served in different engineering capacities including as Director of Operations on two major pipeline projects:  the 42” (REX) Rockies Mountain Express through the state of Illinois, and the 42” (MEP) Midcontinent Express Pipeline through the state of Louisiana.  Other employment include Director of Operations with Tetra Resources completing various oil and gas wells both onshore and offshore throughout the United States and as Senior Engineer with Halliburton Services located at its largest service facility at that time in Burns Flat, Oklahoma.  Mr. Dickson earned his B.S. in Engineering from Oklahoma State University.

Thomas A. Bundros was appointed to the Board of Directors effective January 5, 2015. Mr. Bundros served as Chief Financial Officer at Colonial Pipeline Company from July 2009 to September 2012, the world's largest pipeline operator transporting 100 million gallons of refined petroleum products daily across 5,500 miles of pipeline. Mr. Bundros currently holds the post of Chief Operations Officer for Dalton Utilities (November 2012 to present), a provider of electricity, natural gas, water and telecommunications services to the city of Dalton, Georgia and portions of northwest Georgia. Mr. Bundros was Chief Financial Officer of Dalton Utilities from January 1997 to June 2009. Prior to Dalton Utilities, Mr. Bundros held various financial positions in the Atlanta and New York offices of the Southern Company System, the 16th largest utility company in the world and the fourth largest in the U.S. with over 4 million customers in Alabama, Georgia, Florida, and Mississippi. He earned his Master of Business Administration in Finance and Bachelor of Science in Economics and Business Administration at the University of North Carolina at Greensboro.

Executive Officers

The following table sets forth certain information regarding our executive officers as of May 8, 2015.

Name	Age	Position

Greggory M. Bigger	46	Chief Executive Officer, Chief Financial Officer

For the biography of Greggory M. Bigger, please see “Biographical Information Regarding Directors,” above.

CORPORATE GOVERNANCE

We maintain a corporate governance page on our corporate website at www.stwa.com, which includes information regarding the Company’s corporate governance practices. Our codes of business conduct and ethics, Board committee charters and certain other corporate governance documents and policies and code of business conduct are posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to the Corporate Secretary, Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the Securities and Exchange Commission (the “SEC”).

Board of Directors

Director Independence

•	Our Board of Directors currently consists of six (6) members. We believe the nominated six (6) directors for the 2015 Annual Meeting are independent with the exception of Mr. Bigger, our Chief Executive Officer and Chief Financial Officer and Mr. Blum, our former Chief Executive Officer and President.

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Meetings of the Board

 The Board held five (5) meetings during 2014, and two (2) meetings to date in 2015. The Audit Committee held four (4) meetings during 2014, and two (2) meetings to date in 2015. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and Committees on which the director served in 2014 and 2015.

Each of our directors is encouraged to attend the Company’s 2015 Annual Meeting and to be available to answer any questions posed by stockholders to such director. Because our Board holds one of its regular meetings in conjunction with our Annual Meeting of stockholders, we anticipate that all of the members of the Board will be present for the 2015 Annual Meeting.

Communications with the Board

The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

•	Stockholders may send correspondence, which should indicate that the sender is a stockholder, to the Board or to any individual director, by mail to the Corporate Secretary, Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101 or by e-mail to questions-@stwa.com.

•	Our Secretary will be responsible for the first review and logging of this correspondence and will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by customers with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Secretary will not screen communications sent to directors.

•	The log of stockholder correspondence will be available to members of the Board for inspection. At least once each year, the Secretary will provide to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

Our stockholders may also communicate directly with the non-management directors, individually or as a group, by mail c/o Corporate Secretary, Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101 or by e-mail to questions-@stwa.com.

The Audit Committee has established procedures, as outlined in the Company’s policy for “Procedures for Accounting and Auditing Matters,” for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls, and financial improprieties or auditing matters. Any of the Company’s employees may confidentially communicate concerns about any of these matters by calling (805) 845-3581. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters and if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees operates under a written charter. Copies of these charters, and other corporate governance documents, are available on our website, www.stwa.com. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101.

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The composition, functions and general responsibilities of each committee are summarized below.

Audit Committee

The Audit Committee consists of Messrs. Stubbs (chairperson), Shelton, and Blum. The Board has determined that Mr. Stubbs and Mr. Shelton are independent. The Audit Committee held a total of four (4) meetings during 2014, and a total of two (2) meetings to date during 2015.

The Audit Committee operates under a written charter. The Audit Committee’s duties include responsibility for reviewing our accounting practices and audit procedures. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. The Audit Committee works closely with management and our independent auditors. The Audit Committee also communicates with our independent auditors on a quarterly basis, following completion of their quarterly reviews and annual audit, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

As part of its responsibility, the Audit Committee is responsible for engaging our independent auditor, as well as pre-approving audit and non-audit services performed by our independent auditor in order to assure that the provision of such services does not impair the independent auditor’s independence.

Please see “Audit Committee Report” below, which provides further details of many of the duties and responsibilities of the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Messrs. Shelton, Stubbs and Blum (chairperson). The Board believes that Messrs. Shelton and Stubbs are independent. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2013 and 2014. The Compensation Committee held one (1) meeting during 2013, held no meetings during 2014, and has not met during 2015.

 The Compensation Committee operates under a written charter. The Compensation Committee establishes the compensation and benefits of our executive officers. The Compensation Committee also administers our employee benefit plans, including the Company’s 2004 Stock Option Plan.

Please see “Compensation Committee Report” below, which details the Compensation Committee’s report on our executive compensation for 2013 and 2014.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Shelton (chairperson) and Blum. The Board believes that Mr. Shelton is independent. The Nominating and Corporate Governance Committee held no meetings during 2013 and 2014, and has not met during 2015.

The Nominating and Corporate Governance Committee operates under a written charter. The Nominating and Corporate Governance Committee has the primary responsibility for overseeing the Company’s corporate governance compliance practices, as well as supervising the affairs of the Company as they relate to the nomination of directors. The principal ongoing functions of the Nominating and Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director nominations by stockholders and others, considering and examining director candidates, developing and recommending corporate governance principles for the Company and monitoring the Company’s compliance with these principles and establishing and monitoring procedures for the receipt of stockholder communications directed to the Board.

The Nominating and Corporate Governance Committee is also responsible for conducting an annual evaluation of the Board to determine whether the Board and its committees are functioning effectively. In performing this evaluation, the Nominating and Corporate Governance Committee receives comments from all directors and reports annually to the Board with the results of this evaluation.

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Director Nominations

The Nominating and Corporate Governance Committee seeks out appropriate candidates to serve as directors of the Company, and the Nominating and Corporate Governance Committee interviews and examines director candidates and makes recommendations to the Board regarding candidate selection. In considering candidates to serve as director, the Nominating and Corporate Governance Committee evaluates various minimum individual qualifications, including strength of character, maturity of judgment, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as well as the extent to which the candidate would fill a present need on the Board.

The Nominating and Corporate Governance Committee will consider, without commitment, stockholder nominations for director. Nominations for director submitted to this committee by stockholders are evaluated according to the Company’s overall needs and the nominee’s knowledge, experience and background. A nominating stockholder must give appropriate notice to the Company of the nomination not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, the notice by the stockholder must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

The stockholders’ notice shall set forth, as to:

●	each person whom the stockholder proposes to nominate for election as a director;

●	the name, age, business address and residence address of such person;

●	the principal occupation or employment of the person;

●	the class and number of shares of the Company which are beneficially owned by such person, if any;

●	any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder;

●	the name and record address of the stockholder and the class and number of shares of the Company which are beneficially owned by the stockholder;

●	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by such stockholder;

●	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and,

●	any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder.

The notice must be accompanied by a written consent of the proposed nominee to be named as a director.

Our Directors are Compensated for Their Services, as follows:

Effective January 1, 2014, the Board passed a resolution suspending the July 1, 2013 Board compensation plan. Effective May 6, 2014, the Board approved a compensation plan which includes two annual grants of options, including i) an option to purchase a number of shares of common stock equal to $25,000 divided by the per share closing price on the date of grant with an exercise price equal to the stock closing price on the date of grant, a one year vesting period and an expiration date 10 years from the date of grant; and ii) an option to purchase a number of shares of common stock equal to $25,000 divided by the per share fair market value of the option calculated using the Black-Scholes Option Pricing Model based on market conditions, including stock closing price, risk free interest rate and stock volatility, on the date of grant with an exercise price equal to the stock closing price on the date of grant, vesting immediately and an expiration date 10 years from the date of grant. Also effective July 1, 2013, the Board approved an annual grant of options to purchase 25,000 shares of common stock at a price equal to the stock’s closing price on the date of grant, vesting immediately and expiring 10 years from the date of grant as compensation to the chairman of the Board’s Audit Committee. The Board compensation plan, as approved on July 1, 2013 and as amended effective May 6, 2014, includes a $500 monthly fee paid to any member of the Board of Directors who serves on a Board Committee. Effective January 1, 2015, the Board compensation plan was amended such that, i) if a new board member is appointed mid-year, the new board member would receive grants of options upon the date of appointment under the same formula described above, adjusted on a pro-rata basis for the number of days remaining in the calendar, vesting immediately and on January 1 of the following year; and ii) if a new Chairman of the Audit Committee is appointed mid-year, the Audit Committee chair options would be granted on the date of appointment under the same formula described above, adjusted on a pro-rata basis for the number of days remaining in the calendar, vesting immediately.

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The Company granted options to purchase 412,122 shares of common stock to members of the Board of Directors under a new Board of Directors compensation plan adopted by the Company on May 6, 2014. The options are exercisable at $0.86/share and expire ten years from the date of grant. A total of 237,702 options vested immediately while the remaining 174,442 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $299,930 using the Black-Scholes Option Pricing model.

The table below summarizes the compensation paid by the Company to its directors for the fiscal year ended December 31, 2014.

Board Compensation, January 1, 2014 through December 31, 2014

Name	Fees earned or paid in cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Gregg Bigger(1)	–	–	$46,547	–	–	–	$46,547
Charles Blum(2)	$6,000	$–	46,547	–	–	–	52,547
Donald Dickson(3)	–	–	46,547	–	–	–	46,547
Nathan Shelton(4)	6,000	–	46,547	–	–	–	52,547
Mark Stubbs(5)	6,000	–	67,477	–	–	–	73,477
Ryan Zinke(6)	–	–	46,547	–	–	–	46,547

(1)	On May 6, 2014, Mr. Bigger was granted an option to purchase 63,842 shares of common exercisable at $0.86/share and expire ten years from the date of grant. A total of 34,772 options vested immediately while the remaining 29,070 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $46,547 using Black-Scholes Option Pricing. During the year ended December 31, 2014, the Company recognized compensation costs of $44,755 based on the fair value of Mr. Bigger’s options that vested.

(2)	Mr. Blum serves as chairman of the Compensation Committee and as a member of the Audit Committee and the Governance and Nominating Committee. As a member of a Board Committee, Mr. Blum received compensation in the amount of $500 per month for the twelve month period of January 1, 2014 through December 31, 2014. On May 6, 2014, Mr. Blum was granted an option to purchase 63,842 shares of common exercisable at $0.86/share and expire ten years from the date of grant. A total of 34,772 options vested immediately while the remaining 29,070 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $46,547 using Black-Scholes Option Pricing. During the year ended December 31, 2014, the Company recognized compensation costs of $44,755 based on the fair value of Mr. Blum’s options that vested and $6,000 for Mr. Blum’s Board Committee fees.

(3)	On May 6, 2014, Mr. Dickson was granted an option to purchase 63,842 shares of common exercisable at $0.86/share and expire ten years from the date of grant. A total of 34,772 options vested immediately while the remaining 29,070 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $46,547 using Black-Scholes Option Pricing. During the year ended December 31, 2014, the Company recognized compensation costs of $44,755 based on the fair value of Mr. Dickson’s options that vested.

(4)	Mr. Shelton serves as chairman of the Compensation Committee and as a member of the Audit Committee and the Governance and Nominating Committee. As a member of a Board Committee, Mr. Shelton received compensation in the amount of $500 per month for the twelve month period of January 1, 2014 through December 31, 2014. On May 6, 2014, Mr. Shelton was granted an option to purchase 63,842 shares of common exercisable at $0.86/share and expire ten years from the date of grant. A total of 34,772 options vested immediately while the remaining 29,070 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $46,547 using Black-Scholes Option Pricing. During the year ended December 31, 2014, the Company recognized compensation costs of $44,755 based on the fair value of Mr. Shelton’s options that vested and $6,000 for Mr. Shelton’s Board Committee fees.

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(5)	Mr. Stubbs serves as chairman of the Audit Committee and as a member of the Compensation Committee. As a member of a Board Committee, Mr. Stubbs received compensation in the amount of $500 per month for the twelve month period of January 1, 2014 through December 31, 2014. On May 6, 2014, Mr. Stubbs was granted an option to purchase 63,842 shares of common exercisable at $0.86/share and expire ten years from the date of grant. A total of 34,772 options vested immediately while the remaining 29,070 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $46,547 using Black-Scholes Option Pricing. As chairman of the Audit Committee, Mr. Stubbs received an additional grant of options on May 6, 2014 to purchase 29,070 shares of common stock valued at $20,930 using Black-Scholes Option Pricing. These options are exercisable at $0.86/share, vested immediately upon grant and expire ten years from the date of grant. During the year ended December 31, 2014, the Company recognized compensation costs of $67,477 based on the fair value of Mr. Stubb’s options that vested and $6,000 for Mr. Stubb’s Board Committee fees.

(6)	On May 6, 2014, Mr. Zinke was granted an option to purchase 63,842 shares of common exercisable at $0.86/share and expire ten years from the date of grant. A total of 34,772 options vested immediately while the remaining 29,070 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $46,547 using Black-Scholes Option Pricing. On November 6, 2014, Mr. Zinke informed the Company Board of Directors that due to his election to United States House of Representatives, representing the state of Montana, he could no longer serve on company's Board. Mr. Zinke then tendered his resignation from the Board, effective January 1, 2015. Due to his resignation, Mr. Zinke forfeited unvested options to purchase 29,070 shares of common stock, which had been issued on May 6, 2014. During the year ended December 31, 2014, the Company recognized compensation costs of $39,377 based on the fair value of Mr. Dickson’s options that vested.

In January 2015, the Company granted options under Company’s 2004 Stock Option Plan to members of the Company’s Board of Directors to purchase 738,552 shares with an estimated fair value of $357,000. The stock options are exercisable at $0.46 to $0.48 per share, vesting over a period of up to one year and expire ten years from the date of grant.

Board Compensation, January 1, 2015 through March 31, 2015

Name	Fees earned or paid in cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Gregg Bigger(1)	–	–	$56,351	–	–	–	$56,351
Charles Blum(2)	$3,000	$–	56,351	–	–	–	59,351
Donald Dickson(3)	–	–	56,351	–	–	–	56,351
Nathan Shelton(4)	3,000	–	56,351	–	–	–	59,351
Mark Stubbs(5)	3,000	–	77,184	–	–	–	80,184
Thomas A. Bundros(6)	–	–	43,664	–	–	–	43,664

(1)	On January 1 2015, Mr. Bigger was granted an option to purchase 114,583 shares of common exercisable at $0.48/share and expire ten years from the date of grant. A total of 62,500 options vested immediately while the remaining 52,083 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $56,351 using Black-Scholes Option Pricing. During the year ended December 31, 2014, the Company recognized compensation costs of $30,377 based on the fair value of Mr. Bigger’s options that vested.

(2)	Mr. Blum serves as chairman of the Compensation Committee and as a member of the Audit Committee and the Governance and Nominating Committee. As a member of a Board Committee, Mr. Blum received compensation in the amount of $500 per month for the three month period of January 1, 2015 through March 31, 2015. On January 1, 2015, Mr. Blum was granted an option to purchase 114,583 shares of common exercisable at $0.48/share and expire ten years from the date of grant. A total of 62,500 options vested immediately while the remaining 52,083 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $56,351 using Black-Scholes Option Pricing. During the year ended December 31, 2014, the Company recognized compensation costs of $30,377 based on the fair value of Mr. Blum’s options that vested and $1,500 for Mr. Blum’s Board Committee fees.

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(3)	On January 1 2015, Mr. Dickson was granted an option to purchase 114,583 shares of common exercisable at $0.48/share and expire ten years from the date of grant. A total of 62,500 options vested immediately while the remaining 52,083 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $56,351 using Black-Scholes Option Pricing. During the year ended December 31, 2014, the Company recognized compensation costs of $30,377 based on the fair value of Mr. Dickson’s options that vested.

(4)	Mr. Shelton serves as chairman of the Compensation Committee and as a member of the Audit Committee and the Governance and Nominating Committee. As a member of a Board Committee, Mr. Shelton received compensation in the amount of $500 per month for the three month period of January 1, 2015 through March 31, 2015. On January 1, 2015, Mr. Shelton was granted an option to purchase 114,583 shares of common exercisable at $0.48/share and expire ten years from the date of grant. A total of 62,500 options vested immediately while the remaining 52,083 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $56,351 using Black-Scholes Option Pricing. During the year ended December 31, 2014, the Company recognized compensation costs of $30,377 based on the fair value of Mr. Shelton’s options that vested and $1,500 for Mr. Shelton’s Board Committee fees.

(5)	Mr. Stubbs serves as chairman of the Audit Committee and as a member of the Compensation Committee. As a member of a Board Committee, Mr. Stubbs received compensation in the amount of $500 per month for the three month period of January 1, 2015 through March 31, 2015. On January 1, 2015, Mr. Stubbs was granted an option to purchase 114,583 shares of common exercisable at $0.48/share and expire ten years from the date of grant. A total of 62,500 options vested immediately while the remaining 52,083 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $56,351 using Black-Scholes Option Pricing. As chairman of the Audit Committee, Mr. Stubbs received an additional grant of options on January 1, 2015 to purchase 52,083 shares of common stock valued at $20,833 using Black-Scholes Option Pricing. These options are exercisable at $0.48/share, vested immediately upon grant and expire ten years from the date of grant. During the quarter ended March 31, 2015, the Company recognized compensation costs of $51,210 based on the fair value of Mr. Stubb’s options that vested and $1,500 for Mr. Stubb’s Board Committee fees.

(6)	On January 20, 2015, Mr. Bundros was granted an option to purchase 113,554 shares of common exercisable at $0.46/share and expire ten years from the date of grant. A total of 62,148 options vested immediately while the remaining 51,370 vest over twelve months from the date of grant. Total fair value of these options at grant date was approximately $43,664 using Black-Scholes Option Pricing. During the quarter ended March 31, 2015, the Company recognized compensation costs of $28,637 based on the fair value of Mr. Bundros’ options that vested.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR election of each of the nominees identified above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Weinberg & Company, P.A. to audit our financial statements for the fiscal year ending December 31, 2015. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Weinberg & Company, P.A. the Audit Committee may reconsider its selection.

Weinberg & Company, P.A. was first appointed in fiscal year 2003, and has audited our financial statements for fiscal years 2002 through 2014. The Board expects that representatives of Weinberg & Company, P.A. will be present at the 2015 Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

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Audit and Other Fees

The following table summarizes the fees charged by Weinberg & Company, P.A. for certain services rendered to the Company during 2013 and 2014.

	Amount Billed
Type of Fee	Fiscal Year 2013	Fiscal Year 2014
Audit(1)	$126,662	$145,436
Audit Related(2)	–	–
Tax(3)	6,675	9,579
All Other(4)	–	–
Total	$133,337	$155,015

___________________

(1)	This category consists of fees for the audit of our annual financial statements included in the Company’s annual report on Form 10-K and review of the financial statements included in the Company’s quarterly reports on Form 10-Q. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

(2)	Represents services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as audit fees. These services include consultations regarding Sarbanes-Oxley Act requirements, various SEC filings and the implementation of new accounting requirements.

(3)	Represents aggregate fees charged for professional services for tax compliance and preparation, tax consulting and advice, and tax planning.

(4)	Represents aggregate fees charged for products and services other than those services previously reported.

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the 2015 Annual Meeting will be required to ratify the appointment of Weinberg & Company, P.A. as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Weinberg & Company, P.A. as our independent auditors.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to ratify the appointment of Weinberg & Co., P.A. as our independent auditor for the fiscal year ending December 31, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 8, 2015, for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors; and,

•	our Chief Executive Officer as of May 8, 2015, whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company (such individual are hereafter referred to as the “Named Executive Officers”), and all of our directors and executive officers serving as a group.

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Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Shares Beneficially Owned

Named Executive Officers and Directors
Charles R. Blum , Director(3)	2,134,372	1.18%
Greggory M. Bigger, Chief Executive Officer, Chief Financial Officer, Chairman(4)	3,268,360	1.80%
Nathan Shelton, Director(5)	619,151	0.34%
Mark Stubbs, Director(6)	278,367	0.15%
Don Dickson, Director(7)	155,582	0.09%
Thomas A. Bundros(8)	62,184	0.03%
All directors and executive officers as a group	6,518,016	3.59%

___________________

(1)	Unless otherwise indicated, the address of each listed person is c/o Save the World Air, Inc., 735 State Street, Suite 500, Santa Barbara, California 93101.

(2)	Percentage of beneficial ownership is based upon 181,338,244 shares of our common stock outstanding as of May 8, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Includes options to purchase 1,736,030 shares of our common stock exercisable currently.

(4)	Includes options to purchase 3,147,351 shares of our common stock exercisable currently.

(5)	Includes options to purchase 403,863 shares of our common stock exercisable currently.

(6)	Includes options to purchase 255,431 shares of our common stock exercisable currently.

(7)	Includes options to purchase 140,962 shares of our common stock exercisable currently.

(8)	Includes options to purchase 62,184 shares of our common stock exercisable currently.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation earned during the last three fiscal years by the Named Executive Officers:

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Summary Compensation Table

	Long-Term Compensation Awards
			Restricted	Securities		All
		Annual	Stock	Underlying	Full Value	Other
Name and Principal	Fiscal	Compensation	Awards	Options	of Options	Compensation	Total
Position	Year	Salary ($)	($)	(#)	($)	($)	($)
Greggory Bigger(1) (2) (3),	2014	$290,000	$–	–	$–	$–	$290,000
President, Chief	2013	$290,000	$109,000	–	$–	$50,000	$449,000
Executive Officer, Chief Financial Officer	2012	$172,500	$–	4,000,000	$1,207,193	$31,567	$1,411,260

(1)	On February 1, 2012, Mr. Bigger was appointed Chief Financial Officer. During 2012, Mr. Bigger was paid $172,500 plus signing and performance bonuses totaling $31,567. In addition, Mr. Bigger received options for 4,000,000 exercisable at $0.25 per share, vesting over four years. Of the 4,000,000 options, 500,000 vested on February 1, 2012, 500,000 vested on February 1 2013, 1,000,000 vest on February 1, 2014 and 1,000,000 vested on February 1, 2015.

(2)	Based upon the closing market price of the common stock at March 31, 2015 of $0.44, Mr. Bigger’s, 3,000,000, vested shares at an execution price of $0.25 are valued at $570,000.

(3)	Mr. Bigger also received stock options as a member of the Board of Directors of the Company. See section above labeled, “Director Compensation.”

OPTION GRANTS IN LAST FISCAL YEAR

No options were granted to Named Executive Officers during the 2014 fiscal year as executive compensation; however, options were granted to Greggory Bigger under the Company’s Board of Directors compensation plan as detailed in the Director Compensation section, above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR-END OPTION VALUES

No options were exercised by any of the Named Executive Officers during the 2014 fiscal year. The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 2014 fiscal year.

	Shares	Value	Number of Securities Underlying Unexercised Options at Quarter Ended March 31, 2015		Value of Unexercised In-the-Money Options ($)(1)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Greggory Bigger		$	3,000,000	1,000,000	$570,000	$190,000

(1)	Market value of our common stock at fiscal year-end minus the exercise price. The closing price of our common stock on March 31, 2015, the last trading day of the quarter was $0.44 per share.

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EQUITY COMPENSATION PLAN INFORMATION FOR 2014 AND FIRST QUARTER 2015

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plan as of December 31, 2014:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	4,292,030	$0.47	1,439,637

Equity compensation plans not approved by security holders	16,760,000	$0.26	–

Total	21,052,030	$0.30	–

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plan as of March 31, 2015:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	5,001,512	$0.47	730,155

Equity compensation plans not approved by security holders	16,760,000	$0.26	–

Total	21,761,512	$0.30	–

Employment agreements

Separation Agreement with Cecil Bond Kyte.  Effective November 15, 2013, Cecil Bond Kyte voluntarily resigned as a Director, Chairman of the Board, a Member of the Nominating and Corporate Governance Committee and Chief Executive Officer of the Company. In connection with Mr. Kyte’s resignation, Mr. Kyte’s Employment Agreement with the Company, dated January 30, 2009, and the three amendments thereto, dated March 1, 2011, December 1, 2011 and September 1, 2013, have been terminated and Mr. Kyte and the Company have entered into a Separation Agreement and Release (“Separation Agreement”) whereby the Company has agreed to pay Mr. Kyte $350,000, less applicable withholding taxes, representing Mr. Kyte’s salary for one (1) year, in twelve (12) equal monthly installments, commencing on November 15, 2013. The Company also agreed to reimburse Mr. Kyte for his monthly health insurance premiums for a twelve (12) month period, also commencing on November 15, 2013. All of Mr. Kyte’s unvested options and warrants were cancelled as of November 15, 2013, except that 3,520,000 option shares previously granted to Mr. Kyte, and scheduled to vest on January 30, 2014, were deemed vested as of November 15, 2013. The Company also paid Mr. Kyte the sum of $25,000, less all applicable tax withholdings, on November 15, 2013, representing payment for Mr. Kyte’s accrued vacation and sick days. The Company has made all payments to Mr. Kyte required under the Separation Agreement.

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Employment Agreement with Greggory M. Bigger. On February 1, 2012 (the “Effective Date”), the Company entered into an employment agreement with Greggory M. Bigger, pursuant to which he serves as our Chief Financial Officer. The initial term of the agreement is for one year and is renewable for successive one year periods unless either party shall give written notice to the other, not later than December 1st of the then-current year of the Term that this Agreement shall not be renewed (the “Expiration Date”). The Agreement provides for a base compensation of $120,000 per year and a one-time acceptance bonus of $10,000. Mr. Bigger is eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 Plan.

Mr. Bigger shall also receive a grant of options, effective February 1, 2012 (the “Effective Date of Grant”) to vest over a four (4) year period as follows subject to his continued employment with the Company: 500,000 options shall vest on the Effective Date of Grant; 500,000 options shall vest on February 1, 2013; 1,000,000 options shall vest on February 1, 2014; 1,000,000 shares shall vest on February 1, 2015 and 1,000,000 shares shall vest on February 1, 2016.

Effective September 1, 2013, Mr. Bigger’s Employment Agreement, in recognition of his additional responsibilities as President of the Company, was amended, as follows:

(i) Annual Base Salary for Mr. Bigger was increased to $290,000. Mr. Bigger is also eligible to receive an annual cash bonus, within the discretion of the Company’s Board. In exercising its discretion, the Board shall consider, among other things, the Company’s: (a) revenue; (b) earnings; (c) contracts; (d) cash position; (e) liquidity; (f) customers; (g) NASDAQ or other exchange listings; (h) market capitalization; (i) general financial condition; and (j) achievement of goals set forth in management’s yearly budgets, plans and projections. Any award of bonus shall be paid no later than forty-five (45) days following the filing of the Company’s Form 10-K.

(ii) Additionally, in the event any person, including all affiliates of such person, directly or indirectly, becomes the beneficial owner of 50% or more of the combined voting power of the Company’s outstanding shares, and otherwise on a Change of Control event as defined in Mr. Bigger’s Employment Agreement, Mr. Bigger’s Employment Agreement and all amendments thereto shall be terminated whereupon Mr. Bigger shall be paid an amount equal to two (2) times his annual Base Salary as in effect on the date of the Change of Control event, and all of Mr. Bigger’s unvested stock options and warrants shall immediately vest effective on the date of the Change of Control event.

(iii) Additionally, if Mr. Bigger is terminated by the Company without cause or if he resigns for “good reason,” he shall be paid an amount equal to three (3) times his annual Base Salary as in effect on the date of the termination, payable, at the discretion of the Company, in one lump sum or in equal monthly installments during a term not to exceed thirty-six (36) months, less applicable withholding taxes. Additionally, all of Mr. Bigger’s unvested options and warrants shall vest to the same extent as he would have become vested if he had remained employed by the Company for an additional three (3) years. “Good Reason” shall be defined to mean any reduction in Mr. Bigger’s then current annual Base Salary of ten percent (10%) or more, or relocation of the Company’s principal executive office to a location more than twenty-five (25) miles outside of Santa Barbara, California, or a substantial change in Mr. Bigger’s then current duties and responsibilities.

(iv) Additionally, in the event of Mr. Bigger’s termination for Cause, Mr. Bigger shall be entitled to receive only his Base Salary accrued through the date of such termination, and nothing more, and all of Mr. Bigger’s unvested options and warrants shall be canceled.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has furnished this report on executive compensation for the 2014 fiscal year.

The Compensation Committee administers the Company’s executive compensation program. The Compensation Committee has the authority to review and determine the salaries and bonuses of the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”) appearing elsewhere in this proxy statement, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to all of the Company’s employees, including, without limitation, under the Company’s 2004 Stock Option Plan (the “2004 Plan”).

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The Compensation Committee currently consists of Messrs. Blum (chairperson), Shelton and Stubbs. The Board believes that Messrs. Shelton and Stubbs meet the independence requirement. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2014. The Compensation Committee held no meetings during 2014 and has not met to date during 2015.

The Compensation Committee operates under a written charter. The charter reflects these various responsibilities, and the Committee is charged with periodically reviewing the charter. In addition, the Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants who do not advise the Company, to assist the Committee.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, reward individual contribution to the Company’s success and align the interests of the Company’s officers with the interests of its stockholders. The committee believes that the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2014 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. Moreover, all of the Company’s Named Executive Officers have entered into employment agreements with the Company and many components of each such person’s compensation are set by such agreements.

Equity-Based Compensation. The Committee believes in linking long-term incentives to an increase in stock value. Accordingly, it awards stock options, including options under the 2004 Plan with an exercise price equal to the fair market value of the underlying stock on the date of grant that vest and become exercisable over time. The Committee believes that these options encourage employees to continue to use their best efforts and to remain in the Company’s employed. Options granted to executive officers under the 2004 Plan generally vest and become exercisable in annual 25% increments over a four-year period after grant.

Compliance with Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the Company’s executive officers for the 2014 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the 2014 fiscal year will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash non-performance based compensation of any executive officer ever approach the $1 million level.

The Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2014 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

Respectfully submitted by:

/s/ Charles R. Blum
Charles R. Blum, Chairman

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AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of three (3) directors, Messrs. Stubbs (Chairperson), Shelton, and Blum. The Board has determined that Messrs. Stubbs and Shelton are independent within the rules of the SEC. The duties and responsibilities of a member of the Audit Committee are in addition to his duties as a member of the Board.

The Audit Committee operates under a written charter, which is available on the Company’s website. The Board and the Audit Committee believe that the Audit Committee charter complies with the current standards set forth in SEC regulations. There may be further action by the SEC during the current year on several matters that affect all audit committees. The Board and the Audit Committee continue to follow closely further developments by the SEC in the area of the functions of audit committees, particularly as it relates to internal controls for non-accelerated filers, and will make additional changes to the Audit Committee charter and the policies of the Audit Committee as required or advisable as a result of these new rules and regulations. The Audit Committee met four (4) times during 2014 and each was attended by a majority of committee members. The Audit Committee has met twice during 2015 as of the date of this report.

The Audit Committee’s primary duties and responsibilities are to:

•	engage the Company’s independent auditor;

•	monitor the independent auditor’s independence, qualifications and performance;

•	pre-approve all audit and non-audit services;

•	monitor the integrity of the Company’s financial reporting process and internal controls system;

•	provide an open avenue of communication among the independent auditor, financial and senior management of the Company and the Board; and

•	monitor the Company’s compliance with legal and regulatory requirements.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Company is planning to form an internal management group, reporting to the Chief Executive Officer and the Audit Committee that is charged with guiding the Company in meeting the various requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has begun to implement procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter.

In overseeing the preparation of the Company’s financial statements, the Audit Committee held meetings with the Company’s independent auditors, both in the presence of management and privately, to discuss the overall scope and plans for their audit, review and discuss all financial statements prior to their issuance, and discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the Company’s independent auditors. In accordance with Section 204 of the Sarbanes-Oxley Act and the Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees) as amended by SAS No. 90 (Audit Committee Communications), the Audit Committee has discussed with the Company’s independent auditors all matters required under the Sarbanes-Oxley Act and the foregoing standards.

With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Weinberg & Co., P.A., matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also reviewed and approved the audit and non-audit fees of that firm.

On the basis of these reviews and discussions, the Audit Committee (i) appointed Weinberg & Co., P.A. as the independent registered public accounting firm for the 2014 fiscal year and (ii) recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the 10-K for filing with the SEC.

Respectfully submitted:

/s/ Mark Stubbs
Mark Stubbs, Chairman

17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, if any, we believe that all reporting requirements under Section 16(a) for the 2014 fiscal year were met by our directors, executive officers and greater than 10% beneficial owners.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be included in the proxy statement for our 2016 annual meeting of stockholders, proposals must be received by us no later than March 19, 2016, and the stockholder must otherwise comply with our and applicable SEC requirements.

ANNUAL REPORT ON FORM 10-K

We filed our Annual Report on Form 10-K with the SEC on March 16, 2015. A copy of the 10-K, without exhibits, has been mailed to all stockholders along with this proxy statement. Stockholders may obtain additional copies of the 10-K and the exhibits thereto, without charge, by writing to the Corporate Secretary at our principal executive office at 735 State Street, Suite 500, Santa Barbara, California 93101.

OTHER MATTERS

Management does not know of any matters to be presented at the 2015 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the 2015 Annual Meeting, the proxy holder intends to vote the proxies in accordance with his best judgment related to such business.

It is important that your shares be represented at the 2015 Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2015 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

/s/ Greggory M. Bigger
Greggory M. Bigger Chief Executive Officer and Chairman

May 8, 2015

Santa Barbara, California

18

 SAVE THE WORLD AIR, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

June 19, 2015

This proxy is solicited by the Board of Directors for use at the 2015 Annual Meeting of Stockholders of Save the World Air, Inc., (the “Company”) to be held at The Ritz-Carlton, Kapalua, One Ritz-Carlton Drive, Kapalua, Hawaii 96761, at 10:00 A.M. (Hawaii time) on June 19, 2015. By signing the proxy, you revoke all prior proxies, acknowledge receipt of the Notice of 2015 Annual Meeting of Stockholders and the Proxy Statement, and appoint Greggory M. Bigger or his designee with full power of substitution, to vote all your shares of common stock of Save the World Air, Inc. which you are entitled to vote, on the matters shown below and any other matters which may come before the 2015 Annual Meeting and all adjournments and postponements thereof.

Whether or not a choice is specified, this proxy, when properly executed, will be voted in the discretion of the proxy holder upon such business as may properly come before the 2015 Annual Meeting or any adjournment or postponement thereof.

The shares of stock you hold in your account will be voted as you specify below.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 FOR THE ELECTION OF THE DIRECTORS LISTED HEREON, AND A VOTE FOR PROPOSAL 2. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED HEREON AND FOR PROPOSAL 2.

Please mark, sign and date your proxy card and return it today in the postage-paid envelope provided to:
Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
Attention: Tiffany Erickson, Proxy Department

Fax #775-322-5623 or stocktransfer@natco.org

(Properly executed proxies may also be faxed or e-mailed no later than 48 hours prior to the meeting.)

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	ELECTION OF DIRECTORS:

☐	Vote FOR all nominees listed	☐	Vote WITHHELD from all nominees

01 Greggory M. Bigger	02 Charles R. Blum	03 Nathan Shelton
04 Mark Stubbs	05 Don Dickson	06 Thomas A. Bundros

(to withhold authority to vote for any nominee, strike a line through the nominee’s name above)

2.	RATIFICATION OF APPOINTMENT OF WEINBERG & CO., P.A. as independent auditors of Save the World Air, Inc. for the fiscal year ending December 31, 2015.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED HEREON AND IN FAVOR OF PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDER ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

Date:

Signature

Signature (if joint or common ownership)

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. If a partnership, please sign partnership name by authorized person.

For address change: Mark Box and indicate changes below:	☐